Exhibit 99.1

TRUBRIDGE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 RESULTS

MOBILE, ALA. (March 31, 2026) – TruBridge, Inc. (NASDAQ: TBRG) (“TruBridge”), a leading provider of healthcare technology solutions for rural and community hospitals, today announced financial results for the fourth quarter and year ended December 31, 2025.

Fourth Quarter Financial 2025 Highlights

All comparisons are to the quarter ended December 31, 2024, unless otherwise noted.

●	Total bookings of $19.8 million compared to $14.3 million
●	Total revenue of $87.2 million compared to $88.1 million
o	Recurring revenue represented 94% of total revenue
●	Financial Health revenue of $56.2 million compared to $55.0 million
o	Financial Health revenue represented 65% of total revenue
●	GAAP net loss of $5.5 million compared to net loss of $5.1 million
●	Non-GAAP net income of $11.4 million compared to $1.1 million
●	Adjusted EBITDA of $19.2 million compared to $17.9 million

Full Year 2025 Financial Highlights

All comparisons are to the year ended December 31, 2024, unless otherwise noted.

●	Total bookings of $82.9 million compared to $82.1 million
●	Total revenue of $346.8 million compared to $342.2 million
o	Recurring revenue represented 94% of total revenue
●	Financial Health revenue of $221.7 million compared to $217.4 million
o	Financial Health revenue represented 64% of total revenue
●	GAAP net income of $4.4 million compared to net loss of $20.9 million
●	Non-GAAP net income of $38.5 compared to $4.6 million
●	Adjusted EBITDA of $68.7 million compared to $55.9 million

Commenting on the results, Chris Fowler, chief executive officer of TruBridge, stated, “Throughout 2025, we continued to improve the quality of our earnings and strengthen our operational foundation through cost management and execution of our offshoring strategy, resulting in ongoing margin enhancement. The organizational changes we have undertaken have positioned us to drive improved customer satisfaction and results for shareholders.

“As we look to 2026, we remain focused on the fundamentals while strategically pursuing a targeted AI initiative across the organization to enhance our offerings, modernize our technology infrastructure, and deliver an improved customer experience. We're making steady progress on our operational priorities and remain committed to continuous improvement,” concluded Fowler.

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TruBridge Announces Fourth Quarter and Full Year 2025 Results

March 31, 2026

We have been engaged in a strategic review process over the past several months with the assistance of outside financial and legal advisors, and we have considered a wide range of alternatives to maximize shareholder value, including, but not limited to, the sale of all or part of the Company or its assets, a joint venture or other business combination, share repurchases and organic growth investments. There can be no assurance that any transaction will be entered into or consummated in connection with these discussions or the strategic review process. We do not intend to make further announcements or provide more detailed commentary regarding the review process unless and until our Board of Directors approves a specific transaction, investment or strategy or otherwise determines that further disclosure is legally required or appropriate.

Revision of Previously Issued Financial Statements

During the preparation of the financial statements for the fiscal year ended December 31, 2025, the Company’s management identified immaterial misstatements affecting its previously issued consolidated financial statements as of and for the years ended December 31, 2024 and December 31, 2023, and the condensed consolidated financial statements for the quarters ended March 31, June 30, and September 30, 2025. These misstatements were related primarily to the timing of revenue recognition and associated contract costs, and the recognition of capitalized software development costs, as well as other unrelated immaterial misstatements. As a result, the Company made revisions to its previously issued consolidated financial statements for the years ended December 31, 2024 and December 31, 2023, filed within the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, in order to recognize such revenues and costs in the appropriate fiscal year.

The Company assessed the materiality of these errors on the prior period consolidated financial statements in accordance with SEC Staff Accounting Bulletin (“SAB”) No. 99 (Topic 1M), “Materiality” and SAB No. 108 (Topic 1N), “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements.” In its assessment, the Company concluded based on quantitative and qualitative analysis that these errors were not material to the Company’s consolidated financial statements for the 2025, 2024, and 2023 fiscal years or any interim periods therein.

Conference Call

TruBridge will hold a conference call and live webcast to discuss fourth quarter and full year 2025 results on Tuesday, March 31, 2026, at 3:30 p.m. Central time/4:30 p.m. Eastern time. To access this interactive teleconference, dial (877) 407-0890 and request connection to the TruBridge earnings conference call. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s investor relations website, investors.trubridge.com.

About TruBridge

TruBridge proudly supports rural and community hospitals and providers in their efforts to stay strong, independent, and deeply rooted in the communities they serve. Backed by more than 45 years of healthcare experience and trusted by over 1,500 clients nationwide, TruBridge offers a mix of technology, services, and strategic expertise — including revenue cycle management (RCM), electronic health records (EHR) and analytics — all designed singularly for the realities of rural and community healthcare. With a steadfast commitment to keeping care local, TruBridge helps hospitals flourish as the economic heart of their communities, delivering high-quality, personal care close to home. For more information, visit www.trubridge.com.

Investor Relations Contact

Asher Dewhurst, ICR Healthcare

TBRGIR@icrhealthcare.com

Media Contact

Jamie Gier, TruBridge

media@trubridge.com

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TruBridge Announces Fourth Quarter and Full Year 2025 Results

March 31, 2026

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results, are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: saturation of our target market and hospital consolidations; unfavorable economic or market conditions that may cause a decline in spending for information technology and services; significant legislative and regulatory uncertainty in the healthcare industry; exposure to liability for failure to comply with regulatory requirements; transition to a subscription based recurring revenue model and modernization of our technology; competition with companies that have greater financial, technical and marketing resources than we have; potential future acquisitions that may be expensive, time consuming, and subject to other inherent risks; our ability to attract and retain qualified personnel in a global workforce; disruption from periodic restructuring of our sales force; slower than anticipated development of the market for Financial Health services; potential inability to properly manage growth in new markets we may enter; potential failure to effectively implement a new enterprise resource planning software solution; exposure to numerous and often conflicting laws, regulations, policies, standards or other requirements through our domestic and international business activities; potential litigation against us and investigations; our use of offshore third-party resources; competitive and litigation risk related to the use of artificial intelligence; potential inability to identify and implement any strategic alternatives in a timely manner or at all; potential failure to develop new products or enhance current products that keep pace with market demands; failure of our products to provide accurate and timely information for clinical decision-making; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; failure to maintain our margins and service rates; increase in the percentage of total revenues represented by service revenues, which have lower gross margins; exposure to liability in the event we provide inaccurate claims data to payors; exposure to liability claims arising out of the licensing of our software and provision of services; dependence on licenses of rights, products and services from third parties; failure to protect our intellectual property rights; exposure to significant license fees or damages for intellectual property infringement; interruptions in our power supply and/or telecommunications capabilities; potential inability to secure additional financing on favorable terms to meet our future capital needs; our substantial indebtedness, and our ability to incur additional indebtedness in the future; pressures on cash flow to service our outstanding debt; restrictive terms of our credit agreement on our current and future operations; changes in and interpretations of financial accounting matters that govern the measurement of our performance; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to various factors; volatility in our stock price; failure to maintain effective internal control over financial reporting; inherent limitations in our internal control over financial reporting; vulnerability to significant damage from natural disasters; market risks related to interest rate changes; potential material adverse effects due to macroeconomic conditions; we do not anticipate paying dividends on our common stock; actions of activist stockholders against us; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

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TruBridge Announces Fourth Quarter and Full Year 2025 Results

March 31, 2026

TruBridge, Inc.
Condensed Consolidated Statements of Operations
(In '000s, except per share data)

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024*	2025	2024*
Revenues
Financial Health	$56,239	$54,976	$221,657	$217,366
Patient Care	30,953	33,143	125,179	124,839
Total revenues	87,192	88,119	346,836	342,205

Expenses
Costs of revenue (exclusive of amortization and depreciation)
Financial Health	28,069	27,802	113,891	116,738
Patient Care	12,706	13,355	49,083	52,182
Total costs of revenue (exclusive of amortization and depreciation)	40,775	41,157	162,974	168,920
Product development	8,027	8,075	32,557	35,449
Sales and marketing	4,386	6,420	23,509	25,907
General and administrative	23,719	19,341	80,687	76,992
Amortization	6,284	6,368	25,185	27,220
Depreciation	246	266	1,092	1,346
Total expenses	83,437	81,627	326,004	335,834

Operating income	3,755	6,492	20,832	6,371

Other (expense) income :
Interest expense	(2,866)	(3,820)	(12,316)	(16,169)
Other income (expense)	(5,213)	(1,809)	(4,647)	(670)
Total other expense	(8,079)	(5,629)	(16,963)	(16,839)

Income (loss) before taxes	(4,324)	863	3,869	(10,468)

(Benefit from) provision for income taxes	1,185	5,952	(485)	10,477

Net income (loss)	$(5,509)	$(5,089)	$4,354	$(20,945)

Net income (loss) per common share—basic	$(0.37)	$(0.34)	$0.29	$(1.41)
Net income (loss) per common share—diluted	$(0.37)	$(0.34)	$0.29	$(1.41)

Weighted average shares outstanding used in per common share computations:
Basic	14,531	14,330	14,488	14,300
Diluted	14,531	14,330	14,488	14,300

*As described above, certain line items have been revised to correct errors related primarily to the timing of revenue recognition and associated contract costs, and the recognition of capitalized software development costs, as well as other unrelated immaterial misstatements. As a result, the Company made revisions to its previously issued consolidated financial statements for the three months and twelve months ended December 31, 2024, in order to recognize such revenues and costs in the appropriate fiscal period.

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TruBridge Announces Fourth Quarter and Full Year 2025 Results

March 31, 2026

TruBridge, Inc.
Condensed Consolidated Balance Sheets
(In '000s, except per share data)

	December 31, 2025	December 31, 2024*
Assets
Current assets
Cash and cash equivalents	$24,850	$12,324
Accounts receivable, net of allowance for expected credit losses of $6,003 and $5,861	54,970	52,952
Current portion of financing receivables, net of allowance for expected credit losses of $606 and $417	2,437	4,663
Inventories	623	767
Prepaid income taxes	7,240	2,991
Prepaid expenses and other current assets	14,078	19,386
Assets held for sale	445	606
Total current assets	104,643	93,689

Property & equipment, net	2,476	2,294
Software development costs, net	42,262	39,451
Operating lease right-of-use assets	2,010	3,092
Financing receivables, less current portion, less allowance for expected credit losses of $256 and $21	494	232
Other assets, less current portion	13,553	7,786
Intangible assets, net	64,517	76,707
Goodwill	172,573	172,573
Total assets	$402,528	$395,824

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$19,554	$15,040
Current portion of long-term debt	3,384	2,980
Current portion of deferred revenue	9,210	13,678
Accrued vacation	4,882	4,770
Income taxes payable	235	3,538
Other accrued liabilities	20,694	15,994
Total current liabilities	57,959	56,000

Long-term debt, less current portion	161,241	168,598
Operating lease liabilities, less current portion	1,346	2,293
Other long-term liabilities	1,438	-
Deferred tax liabilities, net	2,583	1,863
Total liabilities	224,567	228,754

Stockholders' Equity
Common stock, $0.001 par value; 30,000 shares authorized; 15,677 and 15,522 shares issued	15	15
Additional paid-in capital	209,727	201,066
Accumulated deficit	(12,223)	(16,577)
Accumulated other comprehensive (loss) income	(133)	45
Treasury stock, 689 and 619 shares	(19,425)	(17,479)
Total stockholders' equity	177,961	167,070

Total liabilities and stockholders' equity	$402,528	$395,824

*As described above, certain line items have been revised to correct errors related primarily to the timing of revenue recognition and associated contract costs, and the recognition of capitalized software development costs, as well as other unrelated immaterial misstatements. As a result, the Company made revisions to its previously issued consolidated financial statements for the three months and twelve months ended December 31, 2024, in order to recognize such revenues and costs in the appropriate fiscal period.

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TruBridge Announces Fourth Quarter and Full Year 2025 Results

March 31, 2026

TruBridge, Inc.
Condensed Consolidated Statements of Cash Flows
(In '000s)

	Twelve Months Ended December 31,
	2025	2024*
Operating activities:
Net income (loss)	$4,354	$(20,945)
Adjustments to net income (loss):
Provision for credit losses	3,002	3,669
Deferred taxes	716	2,205
Stock-based compensation	8,661	5,520
Depreciation	1,092	1,346
Gain on sale of business	(53)	(1,529)
Amortization of acquisition-related intangibles	12,190	12,505
Amortization of software development costs	12,995	14,715
Amortization of deferred finance costs	512	504
Change in fair value of contingent consideration	5,000	(1,044)
Loss on extinguishment of debt	304	-
Non-cash operating lease costs	1,106	2,273
(Gain) loss on disposal of property and equipment	(120)	3,895
Changes in operating assets and liabilities:
Accounts receivable	(4,758)	895
Financing receivables	1,701	(68)
Inventories	144	(292)
Prepaid expenses and other assets	(2,956)	2,475
Accounts payable	4,965	3,734
Deferred revenue	(3,490)	2,557
Operating lease liabilities	(1,143)	(1,842)
Other liabilities	(167)	(2,411)
Income taxes, net	(7,089)	2,979
Net cash provided by operating activities	36,966	31,141

Investing activities:
Purchase of business, net of cash acquired	-	(664)
Sale of business, net of cash and cash equivalent sold	2,102	21,410
Proceeds from sale of property and equipment	300	2,475
Investment in software development	(15,806)	(16,463)
Purchases of property and equipment	(1,321)	(1,643)
Net cash (used in) provided by investing activities	(14,725)	5,115

Financing activities:
Proceeds from long-term debt	70,000	-
Payments of long-term debt principal	(57,250)	(7,500)
Proceeds from revolving line of credit	112,868	29,497
Payments of revolving line of credit	(131,784)	(48,803)
Debt issuance cost	(1,603)	(529)
Treasury stock purchases	(1,946)	(404)
Net cash used in financing activities	(9,715)	(27,739)

Increase in cash and cash equivalents	12,526	8,517

Change in cash and cash equivalents included in assets sold	-	(41)
Cash and cash equivalents, beginning of period	12,324	3,848
Cash and cash equivalents, end of period	$24,850	$12,324

*As described above, certain line items have been revised to correct errors related primarily to the timing of revenue recognition and associated contract costs, and the recognition of capitalized software development costs, as well as other unrelated immaterial misstatements. As a result, the Company made revisions to its previously issued consolidated financial statements for the three months and twelve months ended December 31, 2024, in order to recognize such revenues and costs in the appropriate fiscal period.

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TruBridge Announces Fourth Quarter and Full Year 2025 Results

March 31, 2026

TruBridge, Inc.
Consolidated Bookings
(In '000s)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In '000s	2025	2024	2025	2024
Financial Health(1)	$11,735	$8,515	$47,727	$48,860
Patient Care(2)	8,096	5,750	35,201	33,214

Total Bookings	$19,831	$14,265	$82,928	$82,074

(1)	Generally calculated as the annual contract value
(2)	Generally calculated as the total contract value for system sales and SaaS, and annual contract value for maintenance and support

Annual Contract Value

Effective January 2025, the Company began providing bookings on an Annual Contract Value (“ACV”) basis in addition to the reported bookings amounts, which has historically represented a mix of ACV and Total Contract Value (“TCV”) for Patient Care. This new methodology of reporting total bookings at ACV represents the newly contracted revenue that is expected to be recognized over a twelve-month period. Over the course of 2025, the Company has provided total bookings under both methodologies for year over year comparability before fully transitioning to ACV in 2026.

The below table represents bookings at the ACV methodology for the three and twelve months ended December 31, 2025:

	Three Months Ended December 31,	Twelve Months Ended December 31,
In '000s	2025	2025
Financial Health	$11,735	$47,727
Patient Care	7,136	23,162

Total Bookings (ACV)	$18,871	$70,889

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TruBridge Announces Fourth Quarter and Full Year 2025 Results

March 31, 2026

TruBridge, Inc.
Bookings Composition
(In '000s, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In '000s	2025	2024	2025	2024
Financial Health
Net new(1)	$2,844	$2,477	$16,008	$24,035
Cross-sell(1)	8,891	6,038	31,719	24,825
Patient Care
Non-subscription sales(2)	4,199	3,461	13,472	16,001
Subscription revenue(3)	3,897	2,289	21,729	17,213

Total Bookings	$19,831	$14,265	$82,928	$82,074

(1)

“Net new” represents bookings from outside the Company’s core client base, and “Cross-sell” represents bookings from existing customers. In each case, such bookings are generally comprised of recurring revenues to be recognized ratably over a one-year period and an average timeframe for bookings-to-revenue conversion of four to six months following contract execution.

(2)	Represents nonrecurring revenues that generally exhibit a timeframe for bookings-to-revenue conversion of five to six months following contract execution.

(3)

Represents recurring revenues to be recognized on a monthly basis over a weighted-average contract period of five years, with a start date in the next 12 months and an average timeframe for commencement of bookings-to-revenue conversion of five to six months following contract execution.

Annual Contract Value

Effective January 2025, the Company began providing bookings on an Annual Contract Value (“ACV”) basis in addition to the reported bookings amounts, which has historically represented a mix of ACV and Total Contract Value (“TCV”) for Patient Care. This new methodology of reporting total bookings at ACV represents the newly contracted revenue that is expected to be recognized over a twelve-month period. Over the course of 2025, the Company has provided total bookings under both methodologies for year over year comparability before fully transitioning to ACV in 2026.

The below table represents bookings at the ACV methodology for the three and twelve months ended December 31, 2025:

	Three Months Ended December 31,	Twelve Months Ended December 31,
In '000s	2025	2025
Financial Health
Net new(1)	$2,844	$16,008
Cross-sell(1)	8,891	31,719
Patient Care
Non-subscription sales(2)	4,199	13,473
Subscription revenue(3)	2,937	9,689

Total Bookings (ACV)	$18,871	$70,889

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TruBridge Announces Fourth Quarter and Full Year 2025 Results

March 31, 2026

TruBridge, Inc.
Adjusted EBITDA - by Segment
(In '000s)
(Non-GAAP)

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
In '000s	2025	2024*	2025	2024*
Financial Health	$12,233	11,365	$39,978	$36,845
Patient Care	6,969	6,578	28,691	19,054

Total Adjusted EBITDA	$19,202	17,943	$68,669	$55,899

*As described above, certain line items have been revised to correct errors related primarily to the timing of revenue recognition and associated contract costs, and the recognition of capitalized software development costs, as well as other unrelated immaterial misstatements. As a result, the Company made revisions to its previously issued consolidated financial statements for the three months and twelve months ended December 31, 2024, in order to recognize such revenues and costs in the appropriate fiscal period.

TruBridge, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s)

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted EBITDA:	2025	2024*	2025	2024*
Net income (loss), as reported	$(5,509)	$(5,089)	$4,354	$(20,945)
Net Income (Loss) Margin	(6.3% )	(5.8% )	1.3%	(6.1% )

(Benefit from) provision for income taxes	1,185	5,952	(485)	10,477
Income (loss) before taxes, as reported	(4,324)	863	3,869	(10,468)

Depreciation expense	246	266	1,092	1,346
Amortization of software development costs	3,238	3,242	12,995	14,715
Amortization of acquisition-related intangibles	3,046	3,126	12,190	12,505
Stock-based compensation	3,562	1,823	8,661	5,520
Severance and other nonrecurring charges	5,355	2,993	12,899	15,442
Interest expense and other, net	3,079	3,691	12,136	15,517
Change in fair value of contingent consideration	5,000	-	5,000	(1,044)
(Gain) loss on disposal of property and equipment	-	2,247	(120)	3,895
Gain on sale of AHT	-	(308)	(53)	(1,529)

Total Adjusted EBITDA	$19,202	$17,943	$68,669	$55,899
Adjusted EBITDA Margin	22.0%	20.4%	19.8%	16.3%

*As described above, certain line items have been revised to correct errors related primarily to the timing of revenue recognition and associated contract costs, and the recognition of capitalized software development costs, as well as other unrelated immaterial misstatements. As a result, the Company made revisions to its previously issued consolidated financial statements for the three months and twelve months ended December 31, 2024, in order to recognize such revenues and costs in the appropriate fiscal period.

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TruBridge Announces Fourth Quarter and Full Year 2025 Results

March 31, 2026

TruBridge, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s, except per share data)

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
Non-GAAP Net Income (Loss) and Non-GAAP EPS:	2025	2024*	2025	2024*
Net income (loss), as reported	$(5,509)	$(5,089)	$4,354	$(20,945)

Pre-tax adjustments for Non-GAAP EPS:
Amortization of acquisition-related intangible assets	3,046	3,126	12,190	12,505
Stock-based compensation	3,562	1,823	8,661	5,520
Severance and other nonrecurring charges	5,355	2,993	12,899	15,442
Non-cash interest expense	3,501	184	3,111	504
Gain on sale of AHT	-	(308)	(53)	(1,529)
Change in fair value of contingent consideration	5,000	-	5,000	(1,044)
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(3,549)	(1,642)	(6,961)	(6,594)
Tax (windfall) shortfall from stock-based compensation	10	5	(660)	772

Non-GAAP net income	$11,416	$1,092	$38,541	$4,631

Weighted average shares outstanding, diluted	14,531	14,330	14,488	14,300

Non-GAAP EPS	$0.79	$0.08	$2.66	$0.32

*As described above, certain line items have been revised to correct errors related primarily to the timing of revenue recognition and associated contract costs, and the recognition of capitalized software development costs, as well as other unrelated immaterial misstatements. As a result, the Company made revisions to its previously issued consolidated financial statements for the three months and twelve months ended December 31, 2024, in order to recognize such revenues and costs in the appropriate fiscal period.

TruBridge, Inc.
Revenue Composition
(In '000s)

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024*	2025	2024*
Recurring revenues
Financial Health	$55,193	$53,871	$217,783	$212,054
Patient Care	26,337	28,645	109,370	111,325
Total recurring revenues	81,530	82,516	327,153	323,379

Non-recurring revenues
Financial Health	1,046	1,105	3,874	5,312
Patient Care	4,616	4,498	15,809	13,514
Total non-recurring revenues	5,662	5,603	19,683	18,826

Total revenues	$87,192	$88,119	$346,836	$342,205

*As described above, certain line items have been revised to correct errors related primarily to the timing of revenue recognition and associated contract costs, and the recognition of capitalized software development costs, as well as other unrelated immaterial misstatements. As a result, the Company made revisions to its previously issued consolidated financial statements for the three months and twelve months ended December 31, 2024, in order to recognize such revenues and costs in the appropriate fiscal period.

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TruBridge Announces Fourth Quarter and Full Year 2025 Results

March 31, 2026

Revision of Previously Issued Financial Statements

As described above, the Company made revisions to its previously issued consolidated financial statements for the years ended December 31, 2024 and December 31, 2023, filed with its Annual Reports on Form 10-K for the years then ended, in order to recognize certain of revenues and costs in the appropriate fiscal year. These revisions were made to correct errors related primarily to the timing of revenue recognition and associated contract costs, and the recognition of capitalized software development costs, as well as other unrelated immaterial misstatements. The revisions to the consolidated financial statements for the three months and twelve months ended December 31, 2024, are disclosed in the tables below.

TruBridge, Inc.
Impact of Revision
(Unaudited)

	Three Months Ended December 31,
	2024
(In thousands, except per share data)	As previously reported	Impact of revision	As adjusted
Condensed Consolidated Statement of Operations
Revenue:
Financial Health	$55,053	$(77)	$54,976
Patient Care	33,177	(34)	33,143
Total revenue	$88,230	$(111)	$88,119
Expenses
Costs of revenue (exclusive of amortization and depreciation)
Financial Health	27,840	(38)	27,802
Patient Care	13,220	135	13,355
Total costs of revenue (exclusive of amortization and depreciation)	41,060	97	41,157
Product development	7,827	248	8,075
Sales and marketing	6,708	(288)	6,420
Amortization	6,470	(102)	6,368
Operating income (loss)	6,558	(65)	6,493
Income before taxes	929	(66)	863
Provision for (benefit from) for income taxes	5,978	(26)	5,952
Net loss	(5,049)	(40)	(5,089)
Net loss per share - basic	$(0.34)	$-	$(0.34)
Net loss per share - diluted	$(0.34)	$-	$(0.34)

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TruBridge Announces Fourth Quarter and Full Year 2025 Results

March 31, 2026

TruBridge, Inc.
Impact of Revision

	Twelve Months Ended December 31,
	2024
(In thousands, except per share data)	As previously reported	Impact of revision	As adjusted
Condensed Consolidated Statement of Operations
Revenue:
Financial Health	$217,672	$(306)	$217,366
Patient Care	124,974	(135)	124,839
Total revenue	$342,646	$(441)	$342,205
Expenses
Costs of revenue (exclusive of amortization and depreciation)
Financial Health	116,891	(153)	116,738
Patient Care	51,640	542	52,182
Total costs of revenue (exclusive of amortization and depreciation)	168,531	389	168,920
Product development	34,456	993	35,449
Sales and marketing	27,059	(1,152)	25,907
Amortization	27,627	(407)	27,220
Operating income (loss)	6,635	(264)	6,371
Loss before taxes	(10,204)	(264)	(10,468)
Provision for (benefit from) for income taxes	10,235	242	10,477
Net loss	(20,439)	(506)	(20,945)
Net loss per share - basic	$(1.38)	$(0.03)	$(1.41)
Net loss per share - diluted	$(1.38)	$(0.03)	$(1.41)

Consolidated Balance Sheet
Accounts receivables	$53,753	$(801)	$52,952
Prepaid income taxes	2,886	105	2,991
Prepaid expenses and other current assets	15,275	4,111	19,386
Software development costs, net	41,474	(2,023)	39,451
Deferred revenue	10,653	3,025	13,678
Deferred tax liabilities	1,871	(8)	1,863
Retained Earnings	(14,952)	(1,625)	(16,577)

Consolidated Statement of Equity
Net loss	$(20,439)	$(506)	$(20,945)
Retained Earnings	(14,952)	(1,625)	(16,577)

Consolidated Statement of Cash Flows
Net loss	$(20,439)	$(506)	$(20,945)
Deferred taxes	1,859	346	2,205
Amortization of software development costs	15,122	(407)	14,715
Accounts receivable	94	801	895
Prepaid expenses and other assets	3,576	(1,101)	2,475
Deferred revenue	2,580	(23)	2,557
Income taxes, net	3,083	(104)	2,979
Investment in software development	(17,457)	994	(16,463)

Non-GAAP Measures
Net loss	$(20,439)	$(506)	$(20,945)
Provision for (benefit from) for income taxes	10,235	242	10,477
Amortization of software development costs	15,122	(407)	14,715
Total Adjusted EBITDA	56,570	(671)	55,899

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TruBridge Announces Fourth Quarter and Full Year 2025 Results

March 31, 2026

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We do not provide a reconciliation of the non-GAAP guidance measure Adjusted EBITDA for the first quarter of 2026 or the fiscal year 2026 to net income for such periods, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, which affect net income but not Adjusted EBITDA, without unreasonable effort.

As such, to supplement the GAAP information provided, we present in this press release and during the live webcast discussing our financial results the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

●

Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income as reported and adjusts for (i) the (benefit from) provision for income taxes; (ii) depreciation expense; (iii) amortization of software development costs; (iv) amortization of acquisition-related intangibles; (v) stock-based compensation; (vi) severance and other nonrecurring charges; (vii) interest expense and other income; (viii) change in fair value of contingent consideration; (ix) (gain) loss on disposal of property and equipment; and (x) gain on sale of AHT.

●	Adjusted EBITDA Margin – Adjusted EBITDA Margin is calculated as Adjusted EBITDA, as defined above, divided by total revenue.
●

Non-GAAP net income – Non-GAAP net income consists of GAAP net income (loss) as reported and adjusts for (i) amortization of acquisition-related intangible assets; (ii) stock-based compensation; (iii) severance and other nonrecurring charges; (iv) non-cash interest expense; (v) gain on sale of AHT; (vi) change in fair value of contingent consideration, and (vii) the total tax effect of items (i) through (vi).

●	Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

●

Amortization of acquisition-related intangibles – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

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TruBridge Announces Fourth Quarter and Full Year 2025 Results

March 31, 2026

●

Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

●

Severance and other nonrecurring charges – Non-recurring charges relate to certain severance and other charges incurred in connection with activities that are considered non-recurring. We exclude non-recurring expenses (primarily related to costs associated with our recent business transformation initiative and transaction-related costs) from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.

●

Non-cash Interest expense – Non-cash interest expense includes amortization of deferred debt issuance costs. We exclude non-cash interest expense from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.

●

Interest expense and other, net – Interest expense and other income represents (i) interest incurred on our term loan and revolving credit facility and (ii) non-cash interest expense. We exclude interest expense from non-GAAP financial measures because we believe these amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.

●

(Gain) loss on disposal of property and equipment – Gain on disposal of property and equipment represents the excess of proceeds received over the book value of assets disposed of during the period. We exclude gain on disposal of property and equipment from non-GAAP financial measures because we believe (i) the amount of such gain or loss in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such gain or loss can vary significantly between periods.

●

Gain on sale of AHT – Gain on sale of AHT represents the excess of proceeds received over the net assets sold from our sale of AHT, our previously wholly-owned post-acute business, in January 2024. We excluded gain on sale of AHT from non-GAAP financial measures because we believe the amount relates to a specific transaction and, as such, may not directly correlate to the underlying performance of our business operations.

●

Change in fair value of contingent consideration: The purchase agreement for our acquisition of Viewgol in 2023 contained contingent consideration, or “earnout,” provisions whereby the previous shareholders of Viewgol would receive additional consideration depending on the achievement of certain performance metrics. After the initial measurement period, U.S. GAAP requires that any adjustments to the estimated fair value of this contingent liability, including upon final determination of amounts due, should be recorded in the relevant period’s earnings. We exclude changes in fair value of contingent consideration from non-GAAP financial measures because we believe (i) the amount of such gains in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such gains can vary significantly between periods.

●

Tax (windfall) shortfall from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the third quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non-GAAP Financial Measures” above.

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